Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP
ONE LIBERTY PLAZA
NEW YORK, NY 1 0006-1 470
(212) 225-2000
FACSIMILE (212) 225-3999

WWW.CLEARYGOTTLIEB.COM

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LAURENT ALPERT
VICTOR I. LEWKOW
LESLIE N. SILVERMAN
ROBERT L. TORTORIELLO
LEE C. BUCHHEIT
JAMES M. PEASLEE
THOMAS J. MOLONEY
JONATHAN I. BLACKMAN
MICHAEL L. RYAN
ROBERT P. DAVIS
YARON Z. REICH
RICHARD S. LINCER
STEVEN G. HOROWITZ
JAMES A. DUNCAN
STEVEN M. LOEB
CRAIG B. BROD
MITCHELL A. LOWENTHAL
EDWARD J. ROSEN
LAWRENCE B. FRIEDMAN
NICOLAS GRABAR
CHRISTOPHER E. AUSTIN
SETH GROSSHANDLER
WILLIAM A. GROLL
HOWARD S. ZELBO
DAVID E. BRODSKY
ARTHUR H. KOHN
RICHARD J. COOPER
JEFFREY S. LEWIS
PAUL J. SHIM
STEVEN L. WILNER
ERIKA W. NIJENHUIS
LINDSEE P. GRANFIELD
ANDRES DE LA CRUZ
DAVID C. LOPEZ
CARMEN A. CORRALES
JAMES L. BROMLEY
MICHAEL A. GERSTENZANG
LEWIS J. LIMAN
LEV L. DASSIN

NEIL Q. WHORISKEY
JORGE U. JUANTORENA
MICHAEL D. WEINBERGER
DAVID LEINWAND
DIANA L. WOLLMAN
JEFFREY A. ROSENTHAL
ETHAN A. KLINGSBERG
MICHAEL J. VOLKOVITSCH
MICHAEL D. DAYAN
CARMINE D. BOCCUZZI, JR.
JEFFREY D. KARPF
KIMBERLY BROWN BLACKLOW
ROBERT J. RAYMOND
LEONARD C. JACOBY
SANDRA L. FLOW
FRANCISCO L. CESTERO
FRANCESCA L. ODELL
WILLIAM L. MCRAE
JASON FACTOR
MARGARET S. PEPONIS
LISA M. SCHWEITZER
JUAN G. GIRALDEZ
DUANE MCLAUGHLIN
BREON S. PEACE
MEREDITH E. KOTLER
CHANTAL E. KORDULA
BENET J. O’REILLY
DAVID AMAN
ADAM E. FLEISHER
SEAN A. O’NEAL
GLENN P. MCGRORY
MATTHEW P. SALERNO
MICHAEL J. ALBANO
VICTOR L. HOU
ROGER A. COOPER
AMY R. SHAPIRO
JENNIFER KENNEDY PARK
ELIZABETH LENAS
LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE
PAUL M. TIGER
JONATHAN S. KOLODNER
DANIEL ILAN
MEYER H. FEDIDA
ADRIAN R. LEIPSIC
ELIZABETH VICENS
ADAM BRENNEMAN
ARI MACKINNON
JAMES E. LANGSTON
RESIDENT PARTNERS

SANDRA M. ROCKS
S. DOUGLAS BORISKY
JUDITH KASSEL
DAVID E. WEBB
PENELOPE L. CHRISTOPHOROU
BOAZ S. MORAG
MARY E. ALCOCK
DAVID H. HERRINGTON
HEIDE H. ILGENFRITZ
HUGH C. CONROY, JR.
KATHLEEN M. EMBERGER
WALLACE L. LARSON, JR.
JAMES D. SMALL
AVRAM E. LUFT
ANDREW WEAVER
HELENA K. GRANNIS
GRANT M. BINDER
JOHN V. HARRISON
CAROLINE F. HAYDAY
DAVID FLECHNER
RESIDENT COUNSEL

LOUISE M. PARENT
OF COUNSEL

Writer’s Direct Dial: +1 212 225 2380
E-Mail: lsilverman@cgsh.com

March 2, 2015

American Express Company
200 Vesey Street
New York, New York  10285

Ladies and Gentlemen:

We have acted as special counsel to American Express Company, a New York corporation (the “Company”), in connection with its offering pursuant to a registration statement on Form S-3 (No. 333-185242) of 850,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in the Company’s perpetual 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Share, Series C, $1.66 2/3 par value, with a liquidation preference of $1,000,000 per share (the “Preferred Securities”).  Such registration statement, as amended as of its most recent effective date (February 25, 2015), insofar as it relates to the Depositary Shares and the Preferred Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), is herein called the “Registration Statement,” and the prospectus, dated December 3, 2012, as supplemented by the prospectus supplement thereto, dated February 25, 2015, is herein called the “Prospectus.”  The Preferred Securities were issued pursuant to a Certificate of Amendment of the Company dated February 27, 2015 (the “Certificate of Amendment”).  The Depositary Shares are evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to a deposit agreement, dated March 2, 2015 (the “Deposit Agreement”), among the Company, Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered national association, as depositary, Computershare Trust Company, N.A.,  as registrar, calculation agent and transfer agent, and all holders and beneficial owners of the Depositary Receipts.

In arriving at the opinions expressed below, we have reviewed the following documents:

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

(a)                                 an executed copy of the Underwriting Agreement, dated February 25, 2015, between the Company and the several underwriters named in Schedule I thereto;

(b)                                 the Registration Statement;

(c)                                  the Prospectus;

(d)                                 a copy of the Certificate of Amendment certified by the Secretary of State of the State of New York;

(e)                                  an executed copy of the Deposit Agreement;

(f)                                   a copy of the Preferred Securities as executed by the Company and countersigned by Computershare Trust Company, N.A., as registrar; and

(g)                                  a copy of the Depositary Receipts in global form as executed by the Depositary.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.                                      The Preferred Securities have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and, except as may otherwise be provided by Section 630 of the Business Corporation Law of the State of New York, are non-assessable.

2.                                      The Depositary Receipts in global form have been duly and validly issued and the persons in whose name such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of

New York), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.  The foregoing opinions are limited to the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated March 2, 2015 and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Leslie N. Silverman
Leslie N. Silverman, a Partner